EXHIBIT 1.1

EXECUTION VERSION

LINCOLN NATIONAL CORPORATION

Underwriting Agreement

Common Stock, No Par Value

June 14, 2010

J.P. Morgan Securities Inc.

As Representative of the several Underwriters

listed in Schedule I hereto

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Lincoln National Corporation, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”, for whom you are acting as representative (the “Representative”), an aggregate of 12,293,578 shares of common stock, no par value (“Common Stock”), of the Company (the “Firm Securities”) and an aggregate of 1,844,037 additional shares of Common Stock (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such Option Securities granted to the Underwriters in Section 2 hereof (the Option Securities together with the Firm Securities are herein referred to as the “Securities”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (file number 333-157822), relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, including the exhibits thereto and the other information and documents deemed pursuant to Rule 430B under the Act to be part thereof as amended to (and including) the date of this Agreement, but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, is hereinafter referred to as the “Registration Statement”. The term “Basic Prospectus” means the prospectus, dated March 10, 2009, included in the Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the Basic Prospectus relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement including pricing information specifically relating to the Securities in the form filed pursuant to Rule

424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) and the term “preliminary prospectus” means any preliminary form of the Prospectus including the “subject to completion” legend required by Item 501(b)(10) under Regulation S-K under the Act which has heretofore been filed pursuant to Rule 424 under the Act. The term “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus last filed before the Applicable Time (as defined below) pursuant to Rule 424 under the Act relating specifically to the Securities, as of 5:30 P.M. on June 14, 2010 (the “Applicable Time”), together with the free writing prospectuses, if any, identified in Schedule II hereto and the pricing information, if any, provided orally by the Underwriters as set forth on Schedule II, and the term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets the requirements for use of an “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3, and has filed with the Commission the Registration Statement, which has become effective. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof and as of the Closing Date and as of the Additional Closing Date, as the case may be (as both are defined in Section 3) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, in all material respects with the Act and the Exchange Act and the applicable rules and regulations thereunder, (v) each free writing prospectus filed by the Company, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, as they exist as of the time of filing of such free writing prospectus, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering and at the Closing Date or the Additional Closing Date, as the case may be, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus, as of its date and as of the Closing Date, or the Additional Closing Date, as the case may be, does not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of its date and the Closing Date or the Additional Closing Date, as the case may be, based upon information relating to the Underwriters or any underwriting arrangements furnished to the Company in writing through the Representative expressly for use therein.

(c) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; neither the Company nor any of its consolidated subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material change in the capital stock (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus and Time of Sale Prospectus.

(d) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) Any free writing prospectus, including, without limitation, any electronic road show, when taken together with the Time of Sale Prospectus, accompanying, or delivered prior to the delivery of, such free writing prospectus, did not, and at the Closing Date or the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Basic Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be qualified in any such jurisdiction; and each subsidiary of the Company organized under the laws of the United States representing 10% or more of the consolidated earnings before income taxes and extraordinary items or consolidated total assets of the Company (each such subsidiary as set forth in Schedule III hereto, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and the Securities are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary (except, if any, such rights, warrants, options, instruments, contracts, commitments, agreements, understandings or arrangements in favor of the Company or any of its subsidiaries), or any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, all outstanding shares of capital stock or other interests of the Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except those that would not, individually or in the aggregate, have a Material Adverse Effect.

(i) With respect to the outstanding stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) was designed to so qualify, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof or a duly authorized officer of the Company) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the applicable material terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company in all material respects and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise improperly coordinating the grant of Stock Options with, the release or other public announcement of material nonpublic information regarding the Company or its subsidiaries or their results of operations or prospects.

(j) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued, fully paid and nonassessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Securities and this Agreement, except such as have been, or will have been prior to the time of delivery, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(l) Other than as set forth in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(n) The Company is not, and after giving effect to the issuance and sale of the Securities will not be an “investment company” or an entity controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(o) To the best of the Company’s knowledge and belief, the Company has complied in all material respects with, and the conduct of its business and the conduct of business by its subsidiaries does not violate in any material respect, (i) any statute, law, regulation, rule, order or directive of any federal, state or local governmental authority applicable to the Company and its subsidiaries or (ii) the articles of incorporation and bylaws or other organizational documents, as applicable, of the Company and its subsidiaries.

(p) The Company has been duly registered as a savings and loan holding company under the applicable provisions of the Home Owners’ Loan Act, as amended; the Company and each of its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Federal Deposit Insurance Corporation (“FDIC”), the Office of Thrift Supervision and any other federal or state bank regulatory authority (the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, other than where such failures to comply would not, individually or in the aggregate, have a Material Adverse Effect, the deposit accounts of the Company’s depository institution subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of the Company’s knowledge, threatened other than where such failures to be insured, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions other than where the substance of such communications, individually or in the aggregate, would not have a Material Adverse Effect.

(q) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(r) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(s) To the best knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company does not intend to directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(w) The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $26.092, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters as provided in this Agreement, and the Underwriters shall have the option to purchase, severally and not jointly, from the Company, at the purchase price per share stated in the previous paragraph, the number of Option Securities for which the Underwriters elect to exercise such option.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 8 hereof) bears to the aggregate amount of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to adjustment to eliminate fractional shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the first to occur of the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof) or the thirtieth day following the Closing Date. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

3. Delivery and Payment. Securities to be purchased by the Underwriters hereunder, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of the several Underwriters at the office of Sullivan & Cromwell LLP, at 10:00 A.M. on June 18, 2010 (or such later date not later than five business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “Closing Date”) or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities, which date and time of delivery and payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by them of the purchase price thereof in Federal (same day) funds by official bank check or checks to or upon the order of the Company or by wire transfer to an account specified by the Company.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

4. Agreements.

(a) The Company agrees with each Underwriter that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus and will not provide additional information to the Commission relating to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus unless the Company has furnished you a copy for your review and provided you with a reasonable opportunity to comment on such proposed amendment, supplement, or information prior to filing or submitting the same and will not file any such proposed amendment or supplement and will not submit such additional information to which you reasonably object. The Company will promptly advise the Representative and will promptly confirm such advice in writing (i) when the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for such purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) As soon as practicable but in any event not later than eighteen months after the deemed effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its securityholders and to the Representative a consolidated earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158 under the Act).

(iii) The Company will furnish to the Representative and counsel for the Representative, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and will deliver to the Representative during the period mentioned in Section 4(a)(v) or 4(a)(vii) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(iv) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Representative, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Representative and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(v) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Representative the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Representative, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(vi) The Company shall cause the Securities to be listed on the Exchange not later than the Closing Date.

(vii) The Company will promptly from time to time arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(viii) The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey, any Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all fees and expenses in connection with the listing of the Securities on the Exchange and any other stock exchanges; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities and Blue Sky laws as provided in Section 4(a)(vii) hereof, including any reasonable fees and disbursements of counsel for the Representative in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) all expenses related to any electronic roadshow; (vi) any fees charged by securities rating services for rating the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee, Paying Agent, or Transfer Agent and counsel for any such Trustee, Paying Agent or Transfer Agent in connection with the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 7 hereof, the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

(ix) The Company will prepare the Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representative and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b) and file promptly and simultaneously provide the Representative with a copy of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Act) of a prospectus is required in connection with the offering or sale of such Securities. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representative and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(x) During a period of five years from the date of the Basic Prospectus and, provided the following are not available on the Commission’s EDGAR database, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with any national securities exchange on which the Securities or any class of securities of the Company is listed or, if requested by the Representative, the Commission; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (provided such financial statements and reports are otherwise furnished to its stockholders generally or to the Commission).

(xi) The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the rules or regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the time of each sale of the Securities to the Closing Date or to the Additional Closing Date, as the case may be, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Representative shall reasonably object.

(xii) For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, file a registration statement in order to offer and sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, including shares of Common Stock delivered to or purchased by the Company, or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative on behalf of the Underwriters, other than (A) the Securities to be sold hereunder, (B) the grant of options, units or rights convertible into Common Stock, restricted stock and Common Stock equivalents or issuance of shares of Common Stock to employees, directors, agents or consultants by the Company, in each case under the Company’s stock plans in place on the date hereof in the ordinary course of business, (C) any shares of Common Stock of the Company issued upon the exercise of options granted under the Company’s stock plans in place on the date hereof and (D) any shares of Common Stock issued upon exercise of the warrants originally issued to the U.S. Department of Treasury.

(b) Each Underwriter and the Company agree as follows: The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, and each Underwriter agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in any final term sheet prepared and filed pursuant to Section 4(a)(i) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses, if any, included in Schedule II hereto. Any such free writing prospectus consented to by the each Underwriter and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Securities under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the Time of Sale Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date with respect to such Securities (including the filing of any document incorporated by reference therein) and as of the Closing Date with respect to the Firm Securities and, as of the Additional Closing Date with respect to the Option Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; all requests by the Commission for additional information shall have been complied with to the satisfaction of the Representative; and the Prospectus with respect to such Securities shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b).

(b) The Company shall have furnished to the Representative the opinion of Stephen E. Rahn, Vice President, Associate General Counsel of the Company, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that:

(i) The Company and each Significant Subsidiary of the Company has been duly incorporated and is a duly existing corporation under the laws of its respective state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and neither the Company nor any such subsidiary is required to be qualified to do business as a foreign corporation in any other jurisdiction in which failure to so qualify would have a Material Adverse Effect;

(ii) (A) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(iii) The authorized capital stock of the Company is 810,000,000 shares consisting of (i) 10,000,000 shares of preferred stock and (ii) 800,000,000 shares of Common Stock. The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) The stockholders of the Company have no preemptive rights under the Company’s certificate of incorporation or bylaws or under Indiana law with respect to the issuance of the Securities;

(v) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued, fully paid and nonassessable; the issuance of such Securities will not be subject to any preemptive or similar rights; and the Securities conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(vii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which, to the knowledge of such counsel, the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) The descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of legal and governmental proceedings and contracts and other documents and the descriptions of statutes in the section captioned “Regulatory” (or similar) caption in item 1 of the Company’s most recently filed Form 10-K are accurate in all material respects and fairly present the information required to be shown; no legal or governmental proceedings are required to be described in the

Time of Sale Prospectus and the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(ix) This Agreement has been duly authorized, executed and delivered by the Company;

(x) Except as described in the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding pending, nor to the best of such counsel’s knowledge, is there any action, suit or proceeding threatened, which might reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement; and

(xi) The Company is duly registered as a savings and loan holding company under the applicable provisions of the Home Owners’ Loan Act, as amended, and the deposit accounts of the Company’s depository institution subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to such counsel’s knowledge, threatened other than where such failures to be insured, individually or in the aggregate, would not have a Material Adverse Effect. To such counsel’s knowledge, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions other than where the substance of such communications, individually or in the aggregate, would not have a Material Adverse Effect.

In rendering such opinion, such counsel shall also state that although such counsel has not undertaken to determine independently, does not express an opinion as to, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and has made no independent check or verification thereof (except for those referred to in the opinion in subsection (viii) of this Section 5(b)), no facts have come to such counsel’s attention that have caused such counsel to believe that (i) each part of the Registration Statement, when such part became effective, or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and the financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of its date and the Closing Date or the Additional Closing Date, as the case may be, the Prospectus as then amended or supplemented or as amended or supplemented by any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Representative shall have received an opinion, dated the Closing Date or the Additional Closing Date, as the case may be, of Blank Rome LLP, counsel for the Company, to the effect that:

(i) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(ii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Material Agreement

(as defined below), except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in a violation of any of the provisions of the Act or the Exchange Act, except that such counsel expresses no opinion as to compliance with the disclosure or antifraud provisions of such federal securities laws. The term “Material Agreement” means each document filed as an Item 10 exhibit to (or incorporated as an Item 10 exhibit in) the Company’s Form 10-K for the year ended December 31, 2009 or the Form 10-Q of the Company for the quarter ended March 31, 2010. No opinion is given as to whether the Material Agreements are the only agreements material to the Company;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) The statements in the Time of Sale Prospectus and the Prospectus under “Description of Securities” and “Description of Securities We May Sell – Common Stock and Preferred Stock”, insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize such provisions in all material respects;

(v) The Company is not an “investment company” as defined under the Investment Company Act of 1940, as amended; and

(vi) The Registration Statement has become effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any notice objecting to its use, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended or supplemented and any further amendments thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (in each case other than the financial statements, financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel shall also state that although such counsel has not undertaken to determine independently, does not express an opinion as to, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and has made no independent check or verification thereof (except in connection with the rendering of the legal opinions set forth in this Section 5(c) of this Agreement), no facts have come to such counsel’s attention that have caused such counsel to believe that (i) each part of the Registration Statement, when such part became effective, or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and the financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) as of the Applicable Time, the Time of Sale Prospectus (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of its date and the Closing Date or the Additional Closing Date, as the case may be, the Prospectus as amended or supplemented or as amended or supplemented by any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and financial data and related schedules incorporated by reference or included therein or excluded therefrom, and the exhibits to the Registration Statement, as to which such counsel expresses no opinion or belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Solely for purposes of rendering the opinions referred to in (iii) above, Blank Rome LLP may rely, as to matters of Indiana law, on the opinion of Stephen E. Rahn, Vice President, Associate General Counsel of the Company referred to above.

(d) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Representative, such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, an Executive Vice President or a Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus, and this Agreement and that to the best of their knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be;

(ii) No stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has been no material adverse change or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

(f) At the time this Agreement is executed and at the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP, as independent accountants for the Company, shall have furnished to the Representative a letter or letters (which may refer to letters previously delivered to the Representative), dated such date, in substantially the form attached hereto as Annex I.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or (ii) any material change or decrease in those items specified in the letter or letters referred to in paragraph (f) of this Section 5 the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Securities shall have been duly listed, subject only to notice of issuance, on the Exchange.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Exhibit B relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(k) On or after the Applicable Time and subsequent to the execution and delivery of this Agreement, and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall notice have been given of any intended or potential downgrading or placement “under review” with negative implications of the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the Additional Closing Date, as the case may be, by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s directors, officers and affiliates, and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any other free writing prospectus (including, without limitation, any electronic road show) or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter or the underwriting arrangements furnished to the Company through the Representative expressly for use in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to any Underwriter or the underwriting arrangements furnished to the Company through the Representative expressly for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall have the right to, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party so long as such settlement (i) is limited to the payment of monetary damages only, (ii) includes an unconditional release of the indemnified party from all liability arising out of such proceeding and (iii) does not (x) include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) otherwise give rise to additional liabilities on the part of the indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which each Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters for Securities in this subsection (d) to contribute are several in proportion to their respective obligations with respect to such Securities and not joint.

8. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as applicable, for such Securities for a period of not more than five days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under the Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, if prior to such time (i) trading in the Company’s common stock or any preferred stock or preferred securities shall have been suspended or materially limited by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in markets in the United States or any calamity or crisis that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

10. Representations and Indemnities to Survive. The respective agreement, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered,

telecopied or telegraphed and confirmed to it, at the address of the Representative specified on page 1 of this Agreement; or, if sent to the Company, will be mailed, delivered, telecopied or telegraphed to and confirmed with it at Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, telecopy number (215) 448-1400, attention of the Legal Department.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) each of the Underwriters has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

Very truly yours,

Lincoln National Corporation

By:	/s/ Frederick J. Crawford
Name: Frederick J. Crawford
Title: Executive Vice President
& Chief Financial Officer

Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

By:	/s/ Khaled Habayeb
Name: Khaled Habayeb
Title: Vice President

SCHEDULE I

Underwriter	Number of Firm Securities	Maximum Number of Option Securities

J.P. Morgan Securities Inc.	3,688,074	553,213
Credit Suisse Securities (USA) LLC	2,458,716	368,807
Morgan Stanley & Co. Incorporated	2,458,716	368,807
Wells Fargo Securities, LLC	2,458,716	368,807
UBS Securities LLC	614,679	92,202
Deutsche Bank Securities Inc.	368,807	55,321
Sandler O’Neill & Partners, L.P.	122,935	18,440
BNY Mellon Capital Markets, LLC	122,935	18,440

Total	12,293,578	1,844,037

SCHEDULE II

Free Writing Prospectus

1.	Press Release announcing the offerings dated June 14, 2010, in the form set forth in Annex II hereto.

2.	Certain presentation materials as filed pursuant to Rule 433 under the Act on June 14, 2010.

Pricing Information Provided Orally by Underwriters

1.	Number of underwritten shares of common stock: 12,293,578

2.	Public offering price per share: $27.25

SCHEDULE III

Significant Subsidiaries

1.	The Lincoln National Life Insurance Company

ANNEX I

FORM OF COMFORT LETTER

ANNEX II

Lincoln Financial Group Announces Plan to Repay

U.S. Treasury Investment

Proceeds of Capital Raise to Fund CPP Repayment and Life Reserve Financing

PHILADELPHIA, PA, June 14, 2010—Lincoln Financial Group (NYSE:LNC) today announced that, after consultation with the Office of Thrift Supervision, it is conducting a public offering of equity and debt securities as part of a plan to fully repurchase the $950 million of Lincoln Financial’s preferred shares issued to the U.S. Treasury under the Treasury’s Capital Purchase Program (CPP). The offerings announced today will consist of $335 million of common stock and up to $750 million of senior notes.

Lincoln Financial intends to repurchase the $950 million of preferred shares with net proceeds from a $335 million common stock offering, net proceeds from a $250 million senior notes offering and cash currently held at the holding company. In addition, net proceeds from a senior notes offering of up to $500 million will be used as part of a long-term financing solution supporting universal life reserves of Lincoln Financial’s insurance subsidiaries.

“We appreciate the critical role the government and the American taxpayers have played in stabilizing the financial markets and we are pleased to announce a plan to repurchase Treasury’s investment sooner than originally anticipated,” said Dennis R. Glass, president and chief executive officer. “Lincoln Financial always viewed this investment as temporary capital and intended to return it as soon as it was prudent.”

“As we have said, we ended the year in a strong capital position, and our first quarter results reflected the strength of our business model. The repurchase of the CPP preferred shares combined with securing long term financing for a portion of our life insurance reserves completes a series of capital initiatives in support of our strong ratings and gives us additional financial flexibility as we look to invest in our core businesses.”

The company plans to use a portion of the net proceeds of the offerings to repurchase the Treasury’s preferred shares once it has received approval to do so. Following the repayment, the U.S. Treasury Department will continue to hold warrants to purchase approximately 13 million shares of Lincoln Financial’s common stock at an exercise price of $10.92 per share. The company does not intend to repurchase the warrants.

The underwriters will have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from the company.

About the Offering

J.P. Morgan will serve as Global Coordinator for the offerings. Additionally, Credit Suisse, Morgan Stanley and Wells Fargo Securities will act as joint book-running managers for the equity offering and BofA Merrill Lynch, Deutsche Bank Securities and US Bancorp will act as joint book-running managers for the debt offering.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the base prospectus and prospectus supplement (i) for the equity offering if you request them from J.P. Morgan Securities Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204 and (ii) for the senior notes offering, once filed, if you request them by calling J.P. Morgan Securities Inc., High Grade Syndicate Desk collect at 212-834-4533.

About Lincoln Financial

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in the Philadelphia region, the companies of Lincoln Financial Group had assets under management of $146 billion as of March 31, 2010. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; and comprehensive financial planning and advisory services.

###

Contacts:	Jim Sjoreen	Laurel O’Brien
	484 583-1420	484 583-1735
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com

Forward Looking Statements — Cautionary Language

Certain statements made in these materials and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln’s businesses, prospective services or products, future performance or financial results, and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•	Significant stock market fluctuations, dilution of our equity as well as restrictions on the payment of our common stock dividends that may adversely affect the price of our common stock;

•

Deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels, claims experience and the level of pension benefit costs, funding and investment results;

•

Economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of existing or new stimulus legislation on the economy;

•

The risk that our actual sources and uses of capital in a stress scenario may vary materially and adversely from our modeled projected sources and uses of capital that we disclosed in connection with our planned repurchase of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the “Series B preferred stock,” whether as a result of one or more assumptions proving to be materially inaccurate or as a result of our exposure to other risks during stressed economic conditions that were not taken into account in preparing such modeled projections;

•

The cost and other consequences of our participation in the U.S. Department of the Treasury’s, or the “U.S. Treasury,” Troubled Asset Relief Program, or “TARP,” Capital Purchase Program, or “CPP,” certain requirements of which may continue to apply to us so long as the warrant originally issued to the U.S. Treasury remains outstanding;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our subsidiaries’ products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital, or “RBC,” requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 43, or “AG43” (also known as Commissioners Annuity Reserve Valuation Method for Variable Annuities or “VACARVM”); restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; new decisions that result in changes in law; and unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our subsidiaries’ fixed annuity and life insurance businesses and demand for their products;

•

A decline in the equity markets causing a reduction in the sales of our subsidiaries’ products, a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, or “DAC,” value of business acquired, or “VOBA,” deferred sales inducements, or “DSI,” and deferred front end sales loads, or “DFEL,” and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in elevated impairments on investments and amortization of intangible assets that may cause an increase in reserves and/or a reduction in assets, resulting in a corresponding decrease in net income;

•	Changes in accounting principles generally accepted in the United States, or “GAAP,” that may result in unanticipated changes to our net income;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•	Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in our portfolios requiring that we realize losses on such investments;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;

•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•

The unknown impact on our subsidiaries’ businesses resulting from changes in the demographics of their client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC include additional factors which could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.

Exhibit A

FORM OF LOCK-UP AGREEMENT

June [    ], 2010

J.P. Morgan Securities Inc.

As Representative of

the several Underwriters

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Re:	Lincoln National Corporation — Common Stock Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lincoln National Corporation, an Indiana corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement of Common Stock, no par value, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, owned by the undersigned (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock (or stock options exercisable for shares of Common Stock) as a bona fide gift or gifts (including, for the avoidance of doubt, charitable donations or gifts) or for estate planning purposes, (B) distributions of shares of Common Stock to partners, members or stockholders of the undersigned, provided that any such distribution shall not involve a disposition for value, (C) sales of shares of Common Stock on behalf of the undersigned by the undersigned’s broker pursuant to a Rule 10b5-1 Trading Plan established prior to the date of this Letter Agreement and (D) sales of shares of Common Stock by the undersigned to the Company or delivery of shares of Common Stock by the undersigned to the Company; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any sale, transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 4 or a Form 5 made after the expiration of the 90-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

Exhibit B

1.	William J. Avery

2.	Lisa M. Buckingham

3.	Charles C. Cornelio

4.	Frederick J. Crawford

5.	William H. Cunningham

6.	Robert W. Dineen

7.	Heather C. Dzielak

8.	Wilford H. Fuller

9.	Dennis R. Glass

10.	George W. Henderson, III

11.	Eric G. Johnson

12.	Nicole S. Jones

13.	Gary C. Kelly

14.	Mark E. Konen

15.	M. Leanne Lachman

16.	Michael F. Mee

17.	Douglas N. Miller

18.	William P. Payne

19.	Patrick S. Pittard

20.	David A. Stonecipher

21.	Isaiah Tidwell